UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K/A
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2008

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 9, 2008, Eagle Rock Energy Partners, L.P. (the "Partnership") filed a Current Report on Form 8-K attaching as Exhibit 99.1 a copy of a slideshow presentation that was to be given by Joseph A. Mills, Chief Executive Officer of Eagle Rock Energy G&P, LLC, which is the general partner of Eagle Rock Energy GP, L.P., which is the general partner of the Partnership, to the Permian Basin Landmen's Association on September 9, 2008.  The slide show presentation included a version of the slide entitled "Second Quarter Achievements – Consolidated Financial Results" with a typographical error in the placement of footnote (2).  This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on September 9, 2008 to correct this typographical error.  The revised presentation slide is being furnished to the Securities and Exchange Commission and is attached hereto as Exhibit 99.1. The slideshow presentation, in its corrected form, is also available on the Partnership's website located at www.eaglerockenergy.com.  The information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Presentation Slide (as corrected) "Second Quarter Achievements – Consolidated Financial Results"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: September 10, 2008	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Presentation Slide (as corrected) "Second Quarter Achievements – Consolidated Financial Results"